EXHIBIT 10.7

                  AMENDMENT NO. 2 TO CREDIT FACILITIES
                       AND REIMBURSEMENT AGREEMENT

     THIS AMENDMENT NO. 2 TO CREDIT FACILITIES AND REIMBURSEMENT
AGREEMENT (this "Agreement") is made and entered into as of this 7th day of March, 1995 among:

     PROFFITT'S, INC., a Tennessee corporation having its principal place of business in Alcoa, Tennessee (the "Borrower"); and

     Each lender executing and delivering a signature page hereto
(hereinafter such lenders may be referred to individually as a "Lender" or collectively as the "Lenders"); and

     NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United
States of America ("NationsBank"), in its capacity as agent for the Lenders (in such capacity, the "Agent");

                          W I T N E S S E T H:

     WHEREAS, the Borrower, the Lenders and the Agent have entered into a Credit facilities and Reimbursement Agreement dated as of March 31, 1994 (the "Credit Agreement"), pursuant to which the
Lenders agree to make certain Advances to the Borrower;

     WHEREAS, the Borrower, the Lenders and the Agent amended the Credit Agreement pursuant to Amendment No. 1 to Credit Facilities and Reimbursement Agreement dated as of November 15, 1994; and

     WHEREAS, the Borrower has requested that the Credit Agreement be amended in the manner set forth herein and the Agent and the Lenders are willing to agree to such amendment;

     NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, the parties hereto do hereby agree as follows:

     1. Definitions. Any capitalized terms used herein without definition shall have the meaning set forth in the Credit
Agreement.

     2. Amendment. Subject to the terms and conditions set forth herein, and in accordance with Section 11.06 of the Credit
Agreement, the Credit Agreement is hereby amended as follows:

           (a) Section 7.20(i) is hereby amended and restated in its entirety to read as follows:

                7.20 New Subsidiaries. Simultaneously with the acquisition or creation of any Subsidiary, or upon any previously existing Persons becoming a Subsidiary, cause to be delivered to the Agent for the benefit of the Lenders each of the following:

                (i) a Guaranty executed by such Subsidiary, with appropriate insertions of identifying information and such other changes to which the Agent may consent in its discretion; provided, however under the transaction dated as of March 7, 1995, between the Borrower and the shareholders of Parks Enterprises, Inc. ("PEI") by which the Borrower agrees to purchase 100% of the shares of stock of PEI (the "PEI Transaction"), the liability of Parks-Belk Company with respect to the Guarantor's Obligations (as defined in the Guaranty) shall be limited to the maximum aggregate amount at any time outstanding of Indebtedness for Money Borrowed advanced to Parks-Belk Company by the Borrower or any other Subsidiary; provided further, however, that upon the expiration of the six month period immediately following the PEI Transaction, if Parks-Belk's liability under such Guaranty shall be limited in the manner provided in the immediately preceding clause or otherwise, there shall be an Event of Default under the Credit Agreement;

           (b) Section 8.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                8.02 Consolidated Current Ratio. Permit at any time the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 2.00 to 1.00; provided, however, that during the August 15 through November 15 of each of the Borrower's Fiscal Years, such ratio shall not be less than 1.60 to 1.00.

           (c) Section 8.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                8.04 Consolidated Fixed Charge Ration. Permit at any time during any Four-Quarter Period of the Borrower ending during the periods set forth below, the Consolidated Fixed Charge Ratio for such Four Quarter Period to be equal to or less than the ratios set forth opposite the respective periods below:

                      Period                                 Ratio

           Closing Date through July 28, 1995             1.50 to 1.00
           July 29, 1995 through January 2, 1996          1.55 to 1.00
           January 3, 1996 through May 3, 1996            1.60 to 1.00
           May 4, 1996 and thereafter                     1.75 to 1.00

           (d) Section 8.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                8.06 Consolidated Funded Indebtedness to EBITDA. Permit at any time the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA to be equal to or greater than the following ratios set forth opposite the following periods below:

                      Period                                 Ratio

           Closing Date through January 27, 1995          4.50 to 1.00
           January 28, 1995                               3.50 to 1.00
           January 29, 1995 through July 28, 1995         3.90 to 1.00
           July 29, 1995 through October 27, 1995         3.70 to 1.00
           October 28, 1995 through February 2, 1996      3.60 to 1.00
           February 3, 1996 through May 3, 1996           3.50 to 1.00
           May 4, 1996 and thereafter                     3.00 to 1.00

     3. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Agent and the Lenders as follows:

           (a) The representations and warranties made by Borrower in Article VI of the Credit Agreement are true and correct on and as of the date hereof;

           (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Borrower received by the Agent and the Lenders under Section 7.01(a) of the Credit Agreement, other than changes in the ordinary course of business;

           (c) The business and properties of the Borrower and its Subsidiaries, taken as a whole, are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by the Agent and the Lenders under
     Section 7.01(a) of the Credit Agreement, have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

           (d) No event has occurred and is continuing which constitutes, and no condition exists which upon the consummation of the transaction contemplated hereby would constitute, a Default or an Event of Default on the part of the Borrower under the Credit Agreement.

     4.    Conditions Precedent.  The effectiveness of this
Agreement is subject to the receipt by the parties hereto of the following:

           (a)  The Agent shall have received:

                (i) eight (8) counterparts of this Agreement duly executed by all signatories hereto;

                (ii)  copies of all additional agreements,
           instruments and documents which the Agent may reasonably request, such documents, when appropriate, to be certified by appropriate governmental authorities.

           (b) All proceedings of the borrower relating to the matters provided for herein shall be satisfactory to the Lenders, the Agent and their counsel.

     5. Waiver. In accordance with Section 11.06 of the Credit Agreement, Borrower's violation of the negative covenant contained in Section 8.07(v) will be waived by the Lenders and Agent in connection with the PEI Transaction; provided that the parties hereto further agree as follows:

           (i) this waiver does not constitute an amendment or modification to the Credit Agreement;

           (ii)  this waiver is only for the Borrower's violation of
     Section 8.07(v) in connection with the PEI Transaction and does not constitute a waiver of any other violation of the Borrower of the Credit Agreement or any other violation of the Borrower of Section 8.07(v) of the Credit Agreement; and

           (iii) the Borrower will use its best efforts to bring itself into full compliance with Section 8.07(v) of the Credit Agreement as soon as possible.

     6. Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and not one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

     7. Full Force and Effect of Agreement. Except as hereby specifically amended, modified, waived or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

     9. Governing Law. This Amendment Agreement shall in all respects be governed by the laws and judicial decisions of the state of Tennessee.

     10. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

     11.   Credit Agreement.  All references in any of the Loan
Documents to the Credit Agreement shall mean the Credit Agreement as amended and waived hereby.

     12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Borrower, the Lenders and the Agent and their respective successors, assigns, and legal representatives; provided, however, that the Borrower, without the prior consent of the Agent, may not assign any rights, powers, duties, or obligations hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                           BORROWER:

ATTEST:                    PROFFITT'S, INC.

By: /s/ Brian J. Martin          By: /s/ James E. Glasscock
Name: Brian J. Martin            Name:  James E. Glasscock
Title:Assistant Secretary        Title: Senior Vice President and
                                        Chief Financial Officer
   (CORPORATE SEAL)


                           LENDERS:

                           NATIONSBANK OF TEXAS,
                           NATIONAL ASSOCIATION

                                 By:
                                 Name:
                                 Title:


                           FIRST AMERICAN NATIONAL BANK

                                 By:
                                 Name:
                                 Title:


                           FIRST TENNESSEE BANK NATIONAL ASSOCIATION

                                 By:
                                 Name:
                                 Title:


                           TRUST COMPANY BANK

                                 By:
                                 Name:
                                 Title:

                                 By:
                                 Name:
                                 Title:






                           DEPOSIT GUARANTY NATIONAL BANK

                                 By:
                                 Name:
                                 Title:


                           HIBERNIA NATIONAL BANK

                                 By:
                                 Name:
                                 Title:


                           AGENT:

                           NATIONSBANK OF TEXAS, NATIONAL
                           ASSOCIATION, as Agent for the Lenders

                                 By:
                                 Name:
                                 Title: